GIBRALTAR INDUSTRIES, INC.
2018 MANAGEMENT STOCK PURCHASE PLAN
_____________________________

The Compensation Committee of the Board of Directors of Gibraltar Industries, Inc., a Delaware corporation with offices at 3556 Lake Shore Road, Buffalo, New York (the “Company”), in order to attract, retain and motivate top quality management employees, has approved the establishment of a non-qualified plan of deferred compensation, effective as of December 1, 2018, to be known as the Gibraltar Industries, Inc. 2018 Management Stock Purchase Plan (the “Plan”). The Compensation Committee has determined that the key features of the Plan will be that: (1) a select group of highly compensated management employees of the Company will be permitted to defer their receipt of a portion of their base salary and annual bonus awards, to be paid in future, based on the date their employment with the Company is terminated or, in certain circumstances, upon the occurrence of a change in control of the Company; (2) the Company will match a specified portion of the base salary and bonus which has been deferred by such management employees, which match will be subject to vesting requirements and will be treated as though it has been invested in common stock of the Company; and (3) amounts deferred by participants who have elected to defer their receipt of their compensation will be able to achieve an investment return based on the hypothetical investment of such amounts among a universe of investment alternatives which is substantially similar to the universe of investment alternatives, including common stock of the Company, which is made available to employees who have elected to participate in the Gibraltar 401(k) Plan.

In addition to the above, this Plan shall be treated as an Award under the terms of the Gibraltar Industries, Inc. 2018 Equity Incentive Plan in connection with and to the extent that it provides for the allocation to Participants of Matching Units and to the extent that it provides for the hypothetical purchase by Participants of Restricted Units which are equivalent to common stock of the Company, using Base Salary and Bonuses the receipt of which has been deferred by the Participants, in each case, which Matching Units and Restricted Units are to be paid out in cash.

In connection with the foregoing, the Company hereby adopts the following as the Gibraltar Industries, Inc. 2018 Management Stock Purchase Plan effective as of November 1, 2018.

ARTICLE 1.
DEFINITIONS

The following words and phrases, when used in this Plan, shall have the following meanings, unless a different meaning is plainly required by the context:

1.01    2015 MSPP means the Gibraltar Industries, Inc. 2015 Management Stock Purchase Plan

1.02    Account means the account established and maintained by the Committee for each Participant to reflect the amount, if any, of the Base Salary and the amount, if any, of the Bonuses, deferred by the Participant (as such amounts may be increased or decreased based on the hypothetical investment of such amounts in the Investment Alternatives (including Restricted Units), in the manner directed by the Participant) and to reflect the Matching Units which are, from time to time, allocated to the Participant in connection with the Participant’s election to defer his receipt of any portion of his Base Salary or his Bonus. For the avoidance of doubt, the Account of a Participant may include one or more sub-accounts which are used to facilitate the recordkeeping required to determine the amounts which are payable to Participants, which sub-accounts include a Deferral Account and a Matching Account.

1.03    Acquiror means, in the case of a Change in Control, the surviving, continuing, successor or purchasing corporation or other business entity that holds the business and assets of the Company following the consummation of the Change in Control, or any Affiliate of such corporation or other business entity.

1.04    Affiliate means any corporation under common control with the Company within the meaning of Internal Revenue Code Section 414(b) and any trade or business (whether or not incorporated) under common control with the Company within the meaning of Internal Revenue Code Section 414(c).

1.05    Annual Base Salary Deferral means the amount, if any, of the Base Salary deferred by a Participant with respect to services performed for his Employer in a calendar year, which amount will be determined by the Deferred Compensation Election Form delivered by the Participant to the Committee no later than December 31 of the calendar year ending immediately prior to the calendar year with respect to which the Participant performs the services resulting in an entitlement to payment of the Base Salary which the Participant has elected to defer.

1.06    Annual Bonus Deferral means the amount, if any, of the Bonus deferred by a Participant with respect to services performed by the Participant for a calendar year, which amount will be determined by the Deferred Compensation Election Form delivered by the Participant to the Committee no later than June 30 of the calendar year with respect to which the Participant performs the services for his Employer resulting in the entitlement to payment of the Bonus (a portion of which the Participant has elected to defer) in the following calendar year.

1.07    Annual Bonus Plan means the Gibraltar Industries, Inc. Annual Management Incentive Compensation Plan as adopted by the Board of Directors on November 30, 2004, as amended from time to time after such date.

1.08    Applicable Interest Rate means, for each Plan Year, an annual rate of interest equal to the sum of: (a) two percent (2%); and (b) the average of the annualized rates of interest payable on ten (10) year U.S. Treasury Notes, as reported by the Federal Reserve Board on a weekly average basis for the four weeks in which January 1, April 1, July 1 and October 1 of the Plan Year occur.

1.09    Base Salary means an amount equal to the total salary or wages paid or payable by an Employer to an Eligible Employee at the Eligible Employee’s regular rate for services actually rendered during a calendar year excluding commissions, overtime and bonuses for any such calendar year.

1.10    Beneficiary means any person, firm, corporation, trust or other entity designated, in writing, by a Participant to receive any payment or distribution required to be made under this Plan upon or after the Participant’s death, or if none, the Participant’s spouse, or, if neither, the Participant’s estate.

1.11    Blackout Period means the period of time during which Employees of the Company and its Affiliates are prohibited from trading in Shares of Common Stock, which period is determined from the Company’s insider trading policy, as in effect from time to time.

1.12    Board of Directors means the Board of Directors of the Company.

1.13    Bonus means the amount, if any, payable to an Eligible Employee under the terms of the Annual Bonus Plan for services rendered by the Eligible Employee to the Company or any Affiliate of the Company for a calendar year.

1.14    Cause means that the Committee has determined (and provided the Participant a written statement of its determination) that the Participant has engaged in egregious acts or omissions which have resulted in material injury to the Company and its business.

1.15    Change in Control means the occurrence of any of the following:

(a)    During any twelve-consecutive month period, any “person” or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than the Company, an Affiliate of the Company or an employee benefit plan sponsored by the Company becomes the “beneficial owner” (as defined in section 13(d) of the Exchange Act) of thirty five percent (35%) or more of the then outstanding voting stock of the Company; or

(b)    a majority of the members of the Board of Directors is replaced during any consecutive twelve-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of appointment or election; or

(c)    the consummation of a Merger Sale.

1.16    Common Stock means the common stock (par value $0.01 per share) of the Company.

1.17    Committee means: (a) with respect to any Eligible Employee that is an Executive Officer, the Compensation Committee of the Board of Directors; and (b) with respect to any Eligible Employee that is not an Executive Officer, the administrative committee appointed to administer this Plan pursuant to Section 9.01 hereof.

1.18    Compensation means an amount equal to the total salary or wages paid or payable by an Employer to an Eligible Employee at the Eligible Employee’s regular rate for services actually rendered including commissions, overtime and bonuses (whether or not any such salary, wages, commissions, overtime or bonus is actually paid to the Eligible Employee as a result of the Eligible Employee’s election to defer receipt of such compensation) but excluding the amount of any contributions allocated to the account of the Eligible Employee under the terms of the Gibraltar 401(k) Plan and the amount of any other contributions or benefits made to or for the benefit of the Eligible Employee under any qualified or non-qualified pension, profit sharing, insurance, hospitalization or other plan or policy maintained by the Company for the benefit of any such Eligible Employee. The decision of the Committee as to what constitutes Compensation within the meaning of the foregoing definitions shall be conclusive.

1.19    Default Investment Fund means the investment fund established, from time to time, under the terms of the Gibraltar 401(k) Plan as the investment fund into which 401(k) plan contributions are to be invested if a participant in the Gibraltar 401(k) Plan has not designated the investment fund into which amounts deferred by such participant under the Gibraltar 401(k) Plan are to be invested.

1.20    Deferral Account means, an account maintained by the Committee to reflect the portion of a Participant’s Account which is attributable to the amount, if any, of the Base Salary and Bonuses which have, from time to time, been deferred by the Participant, increased or decreased, by earnings and losses which would have been realized had the Base Salary and Bonuses deferred by the Participant been invested among the Investment Alternatives (including Restricted Units) in the manner directed by the Participant.

1.21    Deferral Account Value means, as of any date, an amount equal to the sum of: (a) the Unrestricted Account Value as of such date; and (b) an amount equal to the aggregate number of Restricted Units allocated to the Participant’s Deferral Account as of such date, multiplied by the Fair Market Value of one Share of Common Stock.

1.22    Deferred Compensation Election Form means the form which an Eligible Employee is required to execute and deliver to the Committee in order to defer his receipt of any portion of his Base Salary or any portion of his Bonus.

(a)    If an Eligible Employee desires to defer any portion of his Base Salary: (i) in the year that an Employee first becomes eligible to participate in the Plan, the Employee must execute and deliver a Deferred Compensation Election Form to the Committee no later than the end of the thirty (30) day period beginning on the date the employee becomes eligible to participate in the Plan; and (ii) in any year after the year that an Employee first becomes eligible to participate in the Plan, the Eligible Employee must execute and deliver a Deferred Compensation Election Form to the Committee no later than December 31 of the calendar year immediately preceding the calendar year in which the Base Salary of the Eligible Employee which is to be deferred would be payable to the Eligible Employee for services rendered.

(b)    If an Eligible Employee desires to defer any portion of his Bonus, the Eligible Employee must execute and deliver a Deferred Compensation Election Form to the Committee no later than June 30 of the calendar year in which the Eligible Employee performs the services for his Employer resulting in the entitlement to payment of a Bonus (a portion of which the Eligible Employee has elected to defer) in the following calendar year.

(c)     The Deferred Compensation Election Form shall specify: (i) the Eligible Employee’s Vesting Commencement Date; (ii) with respect to any Base Salary to be deferred by the Eligible Employee: (A) the portion, if any, of the Base Salary of an Eligible Employee which the Eligible Employee is electing to defer; and (B) whether such deferred Base Salary is to be paid in a lump sum payment or in installments; and (C) shall contain such other information as may be determined by the Committee in its discretion; and (iii) with respect to any Bonus to be deferred by the Eligible Employee: (A) the portion, if any, of the Bonus of the Eligible Employee which the Eligible Employee is electing to defer; and (B) whether such deferred Bonus is to be paid in a lump sum payment or in installments; and (C) shall contain such other information as may be determined by the Committee in its discretion

1.23    Disability means, that, due to illness or injury of a Participant, the Participant is unable to perform the material and substantial duties of his regular occupation; which illness or injury can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

1.24    Eligible Employee means each Employee who has been determined by the Committee to be eligible to defer any portion of his Compensation for a Plan Year. Any determination by the Committee that an Employee is an Eligible Employee shall be conclusive and binding on all persons. For the avoidance of doubt, the term “Eligible Employee” includes Employees who have become Participants in this Plan and, as a result, those provisions of this Plan that apply to Eligible Employees, continue to apply, with equal force and effect, to Participants.

1.25    Employee means each individual engaged in rendering services to an Employer for wages as defined in Section 3121(a) of the Code.

1.26    Employer means, with respect to an Eligible Employee, the Company or Affiliate of the Company by whom the Eligible Employee is employed.

1.27    Executive Officer means a Participant who is considered an Executive Officer under the provisions of Rule 3b-7 as promulgated under the Securities and Exchange Act of 1934, as amended, and as such Rule may be in effect from time to time.

1.28    Fair Market Value means: (a) for purposes of determining the value of one Share of Common Stock in connection with the calculation of the number of Restricted Units to be credited to the Deferral Account of a

Participant as of the end of any calendar quarter to reflect the Participant’s deferral of his receipt of any portion of his Base Salary, the average of the closing prices of a Share of Common Stock as reported by the NASDAQ Stock Market on each business day which occurs during the calendar quarter ending on the date as of which such Restricted Units are to be credited to the Participant’s Deferral Account; (b) for purposes of determining the value of one Share of Common Stock in connection with the calculation of the number of number of Matching Units to be credited to the Matching Account of a Participant as of the end of any calendar quarter, the average of the closing prices of a Share of Common Stock as reported by the NASDAQ Stock Market on each business day which occurs during the calendar quarter ending on the date as of which such Matching Units are to be credited to the Participant's Matching Account; (c) for purposes of determining the value of one Share of Common Stock in connection with the calculation of the amount of any distributions to be made upon the occurrence of a Change in Control, the closing price of a Share of Common Stock as reported by the NASDAQ Stock Market on the day immediately preceding the date the Change in Control occurs; and (d) for all purposes other than the purposes described in Section 1.28(a), (b) and (c) above, the average of the closing prices of a Share of Common Stock as reported by the NASDAQ Stock Market on each of the two hundred (200) consecutive trading days immediately preceding the date as of which the determination of Fair Market Value is to be made.

1.29    Good Reason means, in the case of any Eligible Employee who has entered into a written employment agreement with his Employer, those facts and circumstances which, under the terms of such employment agreement, provide the Eligible Employee the right to terminate his employment with his Employer for “good reason”.

1.30    Internal Revenue Code, Code and IRC each mean the Internal Revenue Code of 1986, as amended.

1.31    Investment Alternatives means Restricted Units and other investments which are similar to the menu of investments which, from time to time, are available to participants in the Gibraltar 401(k) Plan, including, in all cases, the Default Investment Fund.

1.32    Matching Account means, an account maintained by the Committee to reflect the portion of a Participant’s Account which is attributable to Matching Units which have been credited to the Participant’s Account in connection with the amount, if any, of the Base Salary and Bonuses which have, from time to time, been deferred by the Participant.

1.33    Matching Percentage means the percentage determined and established by the Committee for each Participant and used for purposes of calculating the number of Matching Units to be credited to the Account of the Participant, which percentage: (a) with respect to the amount of any Annual Base Salary Deferral of a Participant, shall be an amount which is up to forty percent (40%) of the amount of such Participant’s Annual Base Salary Deferral; and (b) with respect to the amount of any Annual Bonus Deferral of a Participant, shall be an amount which is: (i) up to eighty percent (80%) for the first fifty percent (50%) of the amount of the such Participant’s Annual Bonus Deferral; and (ii) up to forty percent (40%) for the second fifty percent (50%) of the amount of the Participant’s Annual Bonus Deferral. The amount of a Participant’s Matching Percentage will be specified in the Deferred Compensation Election Form which the Participant is required to execute and deliver in connection with his deferral of any portion of his Base Salary and/or Bonus.

1.34    Matching Units means: (a) Restricted Units allocated to the Matching Account of a Participant pursuant to Section 4.01 hereof and having an aggregate value, determined as of the last day of each calendar quarter in which the Participant has deferred a portion of his Base Salary, equal to: (i) the amount of the Base Salary which has been deferred by the Participant during such calendar quarter; multiplied by (ii) the Matching Percentage applicable to the Participant’s Annual Base Salary Deferral; and (b) Restricted Units allocated to the Matching Account of a Participant pursuant to Section 4.01 hereof and which are attributable a Participant’s deferral of his receipt of a portion of the Bonus which would otherwise be payable to the Participant with respect to services performed for his Employer for a calendar year, which Restricted Units have an aggregate value, determined as of the date that the

Participant would have otherwise received payment of the portion of such Bonus which the Participant has elected to defer the receipt of, equal to: (i) the amount of the Annual Bonus Deferral of the Participant for the calendar year; multiplied by (ii) the Matching Percentage applicable to the Participant’s Annual Bonus Deferral for such calendar year.

1.35    Maximum Deferral Percentage means: (a) when used with respect to a Participant’s Annual Base Salary Deferral, the maximum percentage of the Participant’s Base Salary which the Participant is eligible to defer his receipt of for the calendar year applicable to such Annual Base Salary Deferral; and (b) when used with respect to a Participant’s Annual Bonus Deferral, the maximum percentage of the Participant’s Bonus which the Participant is eligible to defer his receipt of for the calendar year applicable to such Annual Bonus Deferral, each of which percentages shall be established by the Committee for each Participant, in its discretion. The amount of a Participant’s Maximum Deferral Percentage will be specified in the Deferred Compensation Election Form which the Participant is required to execute and deliver in connection with his deferral of any portion of his Base Salary and/or Bonus.

1.36    Merger Sale means the consolidation, merger, or other reorganization of the Company, other than any such consolidation, merger or reorganization of the Company in which holders of Common Stock immediately prior to the earlier of: (a) the Board of Director’s approval of such consolidation, merger or other reorganization; or (b) the date of the stockholders meeting in which such consolidation, merger or other reorganization is approved, continue to hold more than seventy percent (70%) of the outstanding voting securities of the surviving entity immediately after the consolidation, merger, or other reorganization.

1.37    Merger Sale Agreement means an agreement between the Company and any one or more other persons, firms, corporations or other entities (which are not Affiliates of the Company) providing for a consolidation, merger or other reorganization in which the holders of Common Stock of the Company immediately prior to the Company’s execution of such agreement do not hold more than seventy percent (70%) of the outstanding voting securities of the surviving entity immediately after the consummation of the consolidation, merger, or other reorganization contemplated by such agreement.

1.38    Participant means each Eligible Employee who becomes a participant in the Plan pursuant to Article 2.

1.39    Plan means this non-qualified plan of deferred equity based incentive compensation known as the Gibraltar Industries, Inc. 2019 Management Stock Purchase Plan.

1.40    Plan Year means the two month period beginning November 1, 2018 and ending December 31, 2018 (during which two month period, no deferrals under this Plan shall be made or permitted) and, thereafter, the twelve (12) consecutive month period beginning January 1, 2019 and each twelve (12) consecutive month period beginning on each January 1 thereafter.

1.41    Recordkeeper means the person, firm, corporation or other entity which has been engaged by the Company to provide recordkeeping services for the Committee, including, but not limited to, the maintaining of records relating to the amount of the Annual Base Salary Deferrals made by a Participant, the amount of the Annual Bonus Deferrals made by a Participant, the Investment Alternatives among which amounts credited to the Participant’s Unrestricted Account have been allocated and the aggregate amount of the Unrestricted Account Value of a Participant.

1.42    Restricted Units means: (a) each Unit credited to the Matching Account of a Participant; (b) each Unit which may, from time to time, be credited to the Deferral Account of a Participant to reflect the portion of the Participant’s Deferral Account which, pursuant to the Participant’s designation, is to be treated as though it has been invested in Common Stock; (c) any additional Units which may be credited to a Participant’s Deferral Account or a

Participant’s Matching Account pursuant to the provisions of Section 4.03 hereof with respect to Restricted Units and Matching Units which have previously been credited to such Accounts; and (d) any additional Units which may be credited to a Participant’s Deferral Account or a Participant’s Matching Account pursuant to Section 6.03 hereof with respect to Restricted Units and Matching Units which have previously been credited to such Accounts.

1.43    Share means a share of Common Stock.

1.44    Unit means a unit of measurement equivalent to one Share, with none of the attendant rights of a shareholder of such Share, (including among the rights which the holder of a Unit does not have are the right to vote such Share and the right to receive dividends thereon), except to the extent otherwise specifically provided herein.

1.45    Unrestricted Account means the portion of a Participant’s Deferral Account, if any, as determined as of the applicable date for determination of the Unrestricted Account Value, which is not, pursuant to the Participant’s instructions, invested (hypothetically) in Restricted Units.

1.46    Unrestricted Account Value means the value of the Participant’s Unrestricted Account, determined as of any date, which value shall be determined by the Recordkeeper and shall equal the aggregate value, based on the manner in which the Participant’s Deferral Account is allocated among the Investment Alternatives as of the date that the determination of the Unrestricted Account Value is to be made, of the portion of a Participant’s Deferral Account which is not invested in Restricted Units.

1.47    Vesting Commencement Date means: (a) for any Employee who, effective as of the effective date of this Plan, is not a Participant in the 2015 MSPP (whether employed by his Employer on the date this Plan becomes effective or first employed by his Employer after the date this Plan becomes effective), the date specified by the Committee in the Deferred Compensation Election Form to be provided by the Committee to the Eligible Employee; and (b) for any Employee who, as of the date of this Plan, is a Participant in the 2015 MSPP, the date the Employee became eligible to participate in the 2015 MSPP, regardless of whether or not the eligible Employee elected to become a participant in the 2015 MSPP.

1.48    Vesting Date means, with respect to any participant, the fifth anniversary of the Participant’s Vesting Commencement Date.

ARTICLE 2.
PARTICIPATION

2.01    Commencement of Participation by Eligible Employees. As soon as possible after the Committee determines that an Employee has become an Eligible Employee, the Committee shall deliver a written notice to such Eligible Employee informing him that he is eligible to become a Participant in this Plan and that he will become a Participant in this Plan upon his execution and delivery to the Committee of a Deferred Compensation Election Form. If an Eligible Employee receives a written notice from the Committee that he is eligible to become a Participant in the Plan and the Eligible Employee does not execute and deliver a Deferred Compensation Election Form to the Committee within the time period provided for by the Committee, the Eligible Employee shall not thereafter be eligible to become a Participant in the Plan with respect to any Base Salary or Bonus which may be payable to the Eligible Employee with respect to a subsequent calendar year unless, prior to the time that Eligible Employees must deliver a Deferred Compensation Election Form to the Committee with respect to such subsequent calendar year, the Committee provides the Employee written notice that he is eligible to become a Participant in the Plan with respect to any such subsequent calendar year, and the Eligible Employee executes and delivers a Deferred Compensation Election Form to the Committee prior to the time that the Eligible Employee must deliver a Deferred Compensation Election Form to the Committee with respect to the deferral of any Base Salary or Bonus in any such subsequent calendar year.

2.02    Deferred Bonus and Base Salary Election Form. The Committee shall provide each Eligible Employee with a Deferred Compensation Election Form within a reasonable period of time before December 31 of each year the Eligible Employee is entitled to defer his receipt of a portion of his Base Salary. The Deferred Compensation Election Form provided to each Eligible Employee shall specify the amount of the Base Salary and/or Bonus that the Eligible Employee is electing to defer, the amount of the Eligible Employee’s Matching Percentage and shall specify the form in which distribution of the Annual Base Salary Deferral or the Annual Bonus Deferral arising from such Deferred Compensation Election Form is to be made.

2.03    Termination of Participation. Each Eligible Employee that becomes a Participant in the Plan shall continue to participate until the full value of his Account has been distributed to him or his Beneficiary.

2.04    Termination of Eligibility. Notwithstanding the fact that an Eligible Employee has become a Participant in the Plan, the Committee may, in its sole discretion, determine that an Eligible Employee that is a Participant in the Plan shall not, in any future Plan Year following the Committee’s determination, be eligible to defer his receipt of any portion of his Compensation. The Committee’s determination that an Eligible Employee who is a Participant in the Plan is not entitled to defer any portion of his Compensation in the future shall be conclusive and binding on the Participant. In the event that the Committee determines that any Participant shall not be eligible to defer his future receipt of any portion of his Compensation, the Committee shall provide written notice to the Participant that the Participant is not eligible to defer any portion of his Compensation in future Plan Years and, thereafter, beginning with the first Plan Year following receipt by the Participant of any such written notice, the Participant shall not be eligible to defer his receipt of any portion of his Compensation, until the Committee provides the Participant with written notice of his eligibility to participate in the Plan for a future Plan Year.

ARTICLE 3.
DEFERRALS OF BASE SALARY AND BONUSES

3.01    Base Salary Deferrals. Each Eligible Employee shall be entitled to defer his or her receipt of a portion of his or her Base Salary for any Plan Year beginning on or after January 1, 2019 by executing and delivering a Deferred Compensation Election Form to the Committee within the time provided for by Section 3.03 hereof. An Eligible Employee’s election to defer any portion of his Base Salary shall become irrevocable upon his delivery to the Committee of his executed Deferred Compensation Election Form. The amount of the Maximum Deferral Percentage applicable to the Eligible Employee's election to defer any portion of his Base Salary shall be set forth in the Deferred Compensation Election Form. Notwithstanding anything to the contrary contained in this Plan, the Maximum Deferral Percentage applicable to the aggregate amount of the Base Salary which any Participant shall be permitted to defer his receipt of for any Plan Year, shall be equal to twenty-five percent (25%) of the Base Salary payable to the Participant.

3.02    Bonus Deferrals. Each Eligible Employee shall be entitled to defer his or her receipt of all or any portion the amount of any Bonus which may be payable to such Eligible Employee for any Plan Year beginning on or after January 1, 2019 by executing and delivering a Deferred Compensation Election Form to the Committee within the time provided for by Section 3.03 hereof. An Eligible Employee’s election to defer all or any portion of his Bonus shall become irrevocable upon his delivery to the Committee of his executed Deferred Compensation Election Form. The amount of the Maximum Deferral Percentage applicable to the Eligible Employee's election to defer any portion of his Bonus shall be set forth in the Deferred Compensation Election Form. Notwithstanding anything to the contrary contained in this Plan, the Maximum Deferral Percentage applicable to the amount of the Bonus which any Participant shall be permitted to defer his receipt of for any Plan Year, shall be equal to one hundred percent (100%) of the Bonus payable to the Participant under the terms of the Annual Bonus Plan for services performed in the immediately preceding calendar year.

3.03    Procedure for Making Base Salary and Bonus Deferrals. In order for a an Eligible Employee to defer his receipt of any portion of the Base Salary and any portion of his Bonus, which is payable to the Eligible Employee for services rendered in a calendar year, the Eligible Employee must execute and deliver a Deferred Compensation Election Form to the Committee on or before December 31 of the calendar year immediately preceding the year in which the services giving rise to the payment of such Base Salary and Bonus will be performed. In the year that an Employee first becomes an Eligible Employee, the Employee must execute and deliver a Deferred Compensation Election Form to the Committee before the end of the thirty (30) day period beginning on the date the Employee becomes an Eligible Employee and the deferral of any Base Salary provided for by such Deferred Base Salary Election Form shall only be effective with respect to Base Salary payable to the Eligible Employee after the date the Deferred Base Salary Election Form is delivered to the Committee.

3.04    Effect of Base Salary and Bonus Deferrals. If an Eligible Employee elects to defer his receipt of any portion of the Base Salary which he is entitled to receive for services performed for his Employer for a calendar year or all or any portion of any Bonus which he is entitled to receive under the Annual Bonus Plan for services performed for his Employer for a calendar year, the portion of the Base Salary or Bonus which the Eligible Employee has elected to defer the receipt of (as set forth in the Deferred Compensation Election Form which the Eligible Employee has delivered to the Committee) shall not be paid to the Eligible Employee at the time such Base Salary or Bonus would otherwise have been paid and, instead, the Eligible Employee’s Account shall be credited with a dollar amount equal to the amount of any Base Salary and the amount of any Bonus which the Eligible Employee has elected to defer. The date on which the dollar amount attributable to Base Salary which has been deferred by a Participant will be credited to the Participant’s Deferral Account will be the last day of each calendar quarter and the amount which will be credited to the Participant’s Deferral Account with respect to his deferred Base Salary shall be the aggregate amount of the Participant’s Base Salary which was deferred by the Participant for the calendar quarter. The date on which the dollar amount attributable to any Bonus which has been deferred by a Participant will be credited to the participant’s Deferral Account will be the same day that bonuses are payable under the Annual Bonus Plan. The date on which Matching Units attributable to Base Salary deferred by a Participant will be credited to the Participant’s Matching Account will be the last day of each calendar quarter in which the Participant has elected to defer any portion of his Base Salary and the date on which Matching Units attributable to a Participant’s deferral of any portion of his Bonus will be credited to the Participant’s Matching Account will be the same day that the Participant is entitled to receive payment of the Bonus, all or part of which the Participant has elected to defer.

ARTICLE 4.
MATCHING AND OTHER ALLOCATIONS

4.01    Matching Allocations. For each Plan Year that this Plan is in effect, the Company shall make an allocation of Matching Units to the Account of each Participant who has elected to defer any portion of his Base Salary or any portion of his Bonus. The number of Matching Units to be credited to the Matching Account of the Participant for any calendar quarter in which the Participant has deferred any portion of his Base Salary shall be equal to the aggregate number of Shares (including fractional shares) which could be purchased, at a price per share equal to the Fair Market Value of one Share determined as of the date that the Participant’s Base Salary is credited to his Deferral Account, using an amount equal to: (a) the amount of the deferred Base Salary which has been credited to the Participant’s Deferral Account for the calendar quarter; multiplied by (b) the Matching Percentage applicable to the Participant. The number of Matching Units to be credited to the Deferral Account of a Participant with respect to the Annual Bonus Deferral of the Participant for a Plan Year shall be equal to the aggregate number of Shares (including fractional shares) which could be purchased, at a price per share equal to the Fair Market Value of one Share determined as of the date that the deferred Bonus is credited to the Participant’s Deferral Account, using an amount equal to: (x) the amount of the Bonus of the Participant that has been deferred for the Plan Year; multiplied by (y) the Matching Percentage applicable to the Participant.

4.02    Vesting and Forfeiture of Matching Units. Provided that a Participant continues in the employ of his Employer for the period beginning on the Participant’s Vesting Commencement Date and ending on the

Participant’s Vesting Date (whether or not the Participant elected to defer his receipt of payment of any of his Base Salary or Bonus on his Vesting Commencement Date), on the Vesting Date, the Participant shall have a non-forfeitable (vested) right to receive payment of the full value of the portion of his Account attributable to Matching Units. In addition, if, prior to the Vesting Date, the Participant’s employment with his Employer is terminated, by his employer without “Cause” or by the Participant for a “Good Reason”, the Participant shall have a non-forfeitable (vested) right to receive payment of the full value of the portion of his Account attributable to Matching Units. However, in the event that, prior to the Vesting Date, the Participant’s employment with his Employer is terminated by his Employer for “Cause” or is terminated by the Participant for a reason that is not a “Good Reason”, the Participant shall forfeit his right to receive payment of any portion of his Account which is attributable to Matching Units. Finally, the Participant shall have a non-forfeitable (vested) right to receive payment of the full value of the portion of his Account attributable to Matching Units in the event that the Participant’s employment with his Employer, the Company and all Affiliates of the Company is terminated as a result of his death or as a result of his suffering of a Disability.

4.03    Certain Anti-Dilutive Adjustments. In the event of any change in the number of outstanding Shares of Common Stock without receipt of consideration by the Company resulting from any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of Shares, or any rights offering to purchase Shares of Common Stock at a price substantially below fair market value, or any similar change affecting the Shares of Common Stock the number of Matching Units credited to a Participant’s Matching Account on the date of such change and the number of Restricted Units, if any, credited to a Participant’s Deferral Account on the date of such change shall be appropriately adjusted consistent with such change in such manner as the Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder.

ARTICLE 5.
ACCOUNTS

5.01    Participant’s Account. The Committee shall establish and maintain an Account in the name of each Participant to which the Committee shall allocate: (a) Base Salary and Bonuses which have been deferred by the Participant; (b) earnings and losses attributable to Base Salary and Bonuses which have been deferred by the Participant, which earnings and losses shall be based on the earnings and losses which would have been realized upon the Base Salary and Bonuses which have been deferred by the Participant had such amount been invested in the Investment Alternatives in the manner directed by the Participant; and (c) Matching Units. Thereafter, at the time a Participant becomes entitled to a distribution of the value of his Account, the Participant’s Account shall be credited (hypothetically and for accounting purposes only) with a dollar amount determined as provided in Section 7.02 below. The Accounts established by the Committee for Participants shall include sub-accounts including the Deferral Account and the Matching Account and an account which reflects the amount of the Base Salary, Bonus and Matching Units credited to the Account of the Participant for each Plan Year that the Participant has elected to his receipt of any portion of his Base Salary or Bonus. All Accounts established by the Committee for Participants in connection with its administration of this Plan shall be for recordkeeping purposes and shall not require any segregation of any assets of the Company.

5.02    Allocation Does Not Vest Any Interest. The fact that Base Salary and Bonuses have been allocated to the Account of a Participant shall not vest in such Participant or any Beneficiary any right, title or interest in any assets of the Company except at such time or times and upon the terms and conditions herein provided. In addition, the fact that Matching Units and Restricted Units have been allocated to the Account of a Participant shall not vest in such Participant or any Beneficiary any right to receive any distribution of Common Stock.

5.03    Account Value Information. Each Participant that is not a Canadian resident shall, through a secure, on-line, interactive data link which shall be established by the Committee for the Participant with the Recordkeeper, have access to information on the value of the Participant’s Account, as determined by the Recordkeeper (with respect to the Unrestricted Account) on a daily basis. The Account value information which may, from time to time, be provided to a Participant upon request of the Recordkeeper submitted through the Participant’s secure, on-line, interactive data link shall, with respect to any Restricted Units included in the Participant’s Deferral Account and with respect to any Matching Units included in the Participant’s Matching Account, be based on the Fair Market Value used to calculate the number of Restricted Units and Matching Units to be allocated to the Participant’s Account as of the end of the immediately preceding calendar quarter. With respect to Participants that are Canadian residents, the Committee shall provide such Participants a statement of the Value of their Account as soon as practicable following receipt by the Committee of a request for the same.

ARTICLE 6.
INVESTMENTS

6.01    Participant Investment Direction. (a) Each Participant (other than Participant’s who are Canadian residents whose Account is deemed to be invested in Restricted Units pursuant to Section 6.07 hereof) shall have the right to direct the manner in which amounts hypothetically credited to the Deferral Account of the Participant will be invested among the Investment Alternatives. Subject to the provisions of Section 6.04 and Section 6.07 hereof, the right of the Participant to direct the manner in which amounts deferred by the Participant are invested (hypothetically) among the Investment Alternatives shall be exercisable on a daily basis by the Participant through the use by the Participant of a secure, interactive online communication link which shall be established by the Recordkeeper to enable the Participant to communicate to the Recordkeeper changes in the manner in which amounts credited to the Participant’s Deferral Account will be invested (hypothetically). For the avoidance of doubt, the Participant’s right to direct the manner in which amounts deferred by the Participant will be invested (hypothetically) among the Investment Alternatives includes the right to direct the manner of (hypothetical) investment of the amount of any Base Salary or Bonus previously deferred by the Participant and the amount of Base Salary and Bonus which will be deferred by the Participant in the future. For the avoidance of doubt, the manner in which the Participant directs the (hypothetical) investment of amounts credited to his Deferral Account shall apply to all amounts credited or to be credited to his Deferral Account, regardless of the Plan Year to which any amount credited to the Participant’s Deferral Account relates and regardless of the time that any amount is to be credited to the Participant’s Deferral Account. Accordingly, subject to the rights of a Participant to make changes in the manner in which amounts credited to his Deferral Account will be invested among the Investment Alternatives on a daily basis and subject to the provisions of Section 6.04 hereof, the specification by a Participant of the manner in which amounts credited to his Deferral Account are to be (hypothetically) invested shall apply to all amounts previously deferred by the Participant and all amounts to be deferred by the Participant in the future.

(b)    In connection with the exercise by a Participant of his right to change the manner in which his Deferral Account is to be allocated among the Investment Alternatives, the Participant shall be required to provide the Recordkeeper all information as may be required by the Recordkeeper. In addition, in the event that a Participant fails to provide the Recordkeeper directions as to the manner in which the Participant’s Deferral Account is to be invested (hypothetically) among the Investment Alternatives, the Participant’s Deferral Account shall be invested in the Default Investment Fund.

6.02    Changes in Investment Alternatives. The mutual funds which are included in the Investment Alternatives shall be substantially the same as the mutual funds which, from time to time, are included in the Investment Alternatives which are available to participants in the Gibraltar 401(k) Plan and, in any event, the Investment Alternatives shall include the Default Investment Fund. Participants shall not have any right to require the Committee to make available as Investment Alternatives under this Plan, any mutual funds which are not available to participants in the Gibraltar 401(k) Plan.

6.03    Cash Dividends. In the event that the Company pays any cash dividends with respect to its Common Stock, the Company shall cause the Recordkeeper to: (a) increase the number of Matching Units credited to the Participant’s Matching Account by a number of Matching Units equal to: (i) the total dollar amount of the cash dividends which would be payable with respect to shares of Common Stock represented by Matching Units credited to the Participant’s Matching Account; divided by (ii) the Fair Market Value of one Share, determined as of the record date for such cash dividends; and (b) increase the number of Restricted Units credited to the Participant’s Deferral Account by a number of Restricted Units equal to: (i) the total dollar amount of the cash dividends which would be payable with respect to shares of Common Stock represented by Restricted Units credited to the Participant’s Deferral Account; divided by (ii) the Fair Market Value of one Share, determined as of the record date for such cash dividends.

6.04    Investments in Restricted Units. For purposes of this Plan, any allocation of any portion of a Participant’s Deferral Account, any portion of any Base Salary being deferred by a Participant and any portion of the Annual Bonus Deferral of a Participant to the hypothetical purchase of Restricted Units and the reallocation of any portion of a Participant’s Deferral Account which is hypothetically invested in Restricted Units to the Participant’s Unrestricted Account shall be made based on the Fair Market Value of the Common Stock which is represented by the Restricted Units.

6.05    Limits on Changes in Investment in Restricted Units. Notwithstanding anything to the contrary contained in the provisions of Section 6.01 and Section 6.02 above, a Participant shall not have the right to make changes in the manner in which the proportion of his Deferral Account, in the proportion of the amount of any Base Salary which is being deferred by the Participant and in the proportion of his Annual Bonus Deferral which is invested (hypothetically), in each case, in Restricted Units at any time during a Blackout Period and, accordingly, any instructions which a Participant may provide to the Recordkeeper during a Blackout Period which provide for any increase or decrease in the portion of his Deferral Account or the portion of any future Base Salary or Bonus deferrals which is to be invested (hypothetically) in Restricted Units will not be recognized or carried out by the Recordkeeper until the first business day following the expiration of the Blackout Period. In addition, if a Participant is an Executive Officer, the Participant shall not have the right, and the Recordkeeper will not recognize or carry into effect, any instructions of the Participant which provide for a re-allocation of the portion of the Participant’s Deferral Account which is invested, hypothetically, in Restricted Units, if and to the extent that the date that the Participant delivers instructions to the Recordkeeper which provide for a re-allocation of the portion of the Participant’s Deferral Account which is attributable to the hypothetical investment in Restricted Units is less than six (6) months following the date on which the Participant provided the Recordkeeper the then applicable allocation of the portion of the Participant’s Deferral Account to the hypothetical investment in Restricted Units.

6.06    Responsibility for Investment Results. The Company, the Committee and the Recordkeeper shall not have any responsibility for the selection of the Investment Alternatives among which the Participant directs the investment of amounts credited to the Participant’s Deferral Account or for any losses in value which may result from the selection by the Participant of any investment from among the investment choices included within the Investment Alternatives. Each Participant acknowledges and agrees that he shall be solely responsible for the designation of the manner in which his Deferral Account is to be invested among the Investment Alternatives and for the amount of any earnings or losses attributable to such designation.

6.07    Special Provisions Applicable to Canadian Residents. Notwithstanding anything in this Plan to the contrary, Participants who are Canadian residents shall not have the right to direct the manner in which their Deferral Account is to be invested and, instead, the entire portion of the Deferral Account of a Participant who is a Canadian resident shall be deemed to be invested, hypothetically, in Restricted Units. In connection with the foregoing, on each date that a portion of the Base Salary of a Participant who is a Canadian resident is to be credited to the Account of such Participant, the Committee shall credit such Participant’s Account with the number of Restricted Units which could be purchased by an amount equal to the amount of the Base Salary to be credited to the Participant’s Account on such date, at a purchase price equal to the Fair Market Value of Restricted Units on such date. Similarly, on each date that a portion of the Bonus of a Participant who is a Canadian resident is to be credited to the Account of such Participant, the Committee shall credit such Participant’s Account with the number of Restricted Units which could be purchased by an amount equal to the amount of the Bonus to be credited to the

Participant’s Account on such date, at a purchase price equal to the Fair Market Value of Restricted Units on such date.

ARTICLE 7.
DISTRIBUTIONS

7.01    Eligibility For Distribution of Account. For purposes of this Plan, a Participant shall not be entitled to receive a distribution of his Account unless and until either: (a) the Participant’s employment with the Company, his Employer and any and all Affiliates of the Company has been terminated, or, in the event that a Change in Control has occurred and the Acquiror has agreed to assume the obligations of the Company under this Plan, the Participant’s employment with the Acquiror and all Affiliates of the Acquiror has been terminated; or (b) a Change in Control has occurred and the Acquiror has agreed to assume the obligations of the Company under this Plan with the exception that, in place of Restricted Units and Matching Units which the Participant’s Account is invested in (hypothetically), the Participant’s Account will be deemed to be invested in: (i) stock or any other security which is not publicly traded; or (ii) stock or any other security which is publicly traded but which does not, as of the date the Change in Control occurs, have an economic value which is substantially equivalent to the Restricted Units and Matching Units allocated to the Participant’s Account as of the date the Change in Control occurs; or (c) a Change in Control has occurred and the Acquiror has not agreed to assume the obligations of the Company under this Plan. For purposes of this Plan, a Participant shall be deemed to be eligible to receive payment of his Account on the date that the Participant’s employment is terminated as described in Section 7.01(a) above or, if applicable, on the date a Change in Control occurs provided that either the additional conditions of Section 7.01(b) relating to the substitution of a different security for Matching Units and Restricted Units are satisfied or the conditions of Section 7.01(c) have been satisfied.

7.02    Conversion of Account. (a) If a Participant becomes eligible to receive a distribution of his Account as determined pursuant to the provisions of Section 7.01 above, the Committee shall convert the Participant’s Account to a dollar amount by: (i)(A) converting the total number of Matching Units credited to the Matching Account of the Participant to a cash value equal to the number of Matching Units credited to the Participant’s Matching Account determined as of the date the Participant becomes eligible to receive a distribution of his Account, multiplied by the Fair Market Value of one Share determined as of the day immediately preceding the date the Participant becomes eligible to receive a distribution of his Account; and (B) converting the total number of Restricted Units which are allocated to the Participant’s Deferral Account to a cash value by multiplying the total number of Restricted Units allocated to the Deferral Account of the Participant, determined as of the date the Participant becomes eligible to receive a distribution of his Account, by the Fair Market Value of one Share determined as of the day immediately preceding the date the Participant becomes eligible to receive a distribution of his Account; and (ii) adding to the cash value determined pursuant to Section 7.02(a)(i) above, the Participant’s Unrestricted Account Value, as determined by the Recordkeeper as of the date the Participant becomes eligible to receive a distribution of his Account. For purposes of this Section 7.02(a), the total number of Restricted Units which are credited to a Eligible Employee’s Account as of the date the Eligible Employee’s employment is terminated shall not include any Matching Units which are forfeited pursuant to the provisions of Section 4.02 hereof.

(b)    In connection with the Committee’s conversion of the Participant’s Account to a dollar amount, the number of Matching Units and the number of Restricted Units which have been credited to the Participant’s Account and the Unrestricted Account Value shall be supplied to the Committee by the Recordkeeper. In addition, for purposes of determining the value of a Participant’s Account which is attributable to any Plan Year, the number of Matching Units and the number of Restricted Units which have been credited to the Participant’s Account for the applicable Plan Year and the Unrestricted Account Value for the applicable Plan Year shall be supplied to the Committee by the Recordkeeper. The Recordkeeper’s determination of the number of Matching Units and the number of Restricted Units credited to the Account of a Participant and the Recordkeepers determination of the Unrestricted Account Value of a Participant shall, absent manifest error, be conclusive and binding on the Company, the Committee and the Participant.

(c)    The conversion of the Participant’s Account to a cash value as contemplated by Section 7.01 (a) shall be for accounting purposes only and shall not require any segregation of any assets of the Company.

7.03    Crediting of Interest. During the period beginning on the date a Participant’s Account is converted to cash as determined pursuant to Section 7.01 above and ending on the day immediately preceding the date of the payment to the Participant of the any installment of a series of installment payments or the date a Participant receives payment of a lump sum distribution of his Account, whichever the case may be, the Committee shall increase the cash value of the Participant’s Account: (a) in the case of installments, by interest at an annual rate equal to the Applicable Interest Rate, determined as of the end of the immediately preceding Plan Year for the period, beginning on the later of the date the Participant’s Account has been converted to a cash amount and the date payment of the immediately preceding installment, if any, was made; and (b) in the case of lump sum payments, by interest, at an annual rate equal to the Applicable Interest Rate for the period beginning on the date the Participant’s Account was converted to a cash amount and ending on the day immediately preceding payment of the lump sum.

7.04    Distribution of Participant Accounts. (a) If a Participant’s employment with the Employer is terminated for any reason and, as of the date the Participant’s employment with the Employer is terminated, the value of the Participant’s Account (as determined pursuant to Section 7.02(a) hereof) is greater than the applicable dollar amount provided for under Section 402(g)(1)(B) of the Code, as adjusted by the Secretary of the Treasury; then the value of the Participant’s Account which is attributable to each Plan Year shall be distributed to the Participant in one lump sum payment or in five (5) or ten (10) consecutive annual installments, whichever form of distribution has been elected by the Participant in the Deferred Compensation Election form which has been filed by the Participant with the Committee for such Plan Year.

(b)    If a Participant who is entitled to receive a distribution of his Account as a result of a termination of his employment is entitled to receive payment of any portion of the value of his Account which is attributable to a Plan Year in one lump sum payment and the value of the Participant’s Account (as determined pursuant to Section 7.02(a) hereof) is greater than the applicable dollar amount provided for under Section 402(g)(1)(B) of the Code, as adjusted by the Secretary of the Treasury, such lump sum payment shall be paid to the Participant in the first calendar month occurring after the end of the six (6) month period beginning on the date the Participant’s employment with the Employer is terminated. If a Participant who is entitled to receive a distribution of his Account as a result of a termination of his employment (as contemplated by Section 7.01(a) hereof) elects to receive any portion of the value of his Account which is attributable to a Plan Year in five (5) or ten (10) consecutive annual installments and the value of the Participant’s Account (as determined pursuant to Section 7.01(a) hereof) is greater than the applicable dollar amount provided for under Section 402(g)(1)(B) of the Code, as adjusted by the Secretary of the Treasury, the first installment in any such series of installment payments shall be paid to the Participant in the first calendar month occurring after the end of the six (6) month period beginning on the date the Participant’s employment with the Employer and each of the remaining consecutive annual installments shall be paid to the Participant in each January following the date the first installment of the series of installment payments is paid to the Participant. For the avoidance of doubt and for example, if a Participant has elected to receive payment of the portion of his Account which is attributable to a Plan Year in ten (10) annual installments and if the Participant’s employment is terminated in the month of February, the first installment of the ten (10) consecutive annual installments over which the value of such portion of the Participant’s Account is to be paid to the Participant will be paid in the month of September in the year in which the Participant’s employment is terminated, the second installment of the ten (10) consecutive annual installments will be paid to the Participant in the month of January in the first calendar year following the calendar year in which the Participant’s employment is terminated and one installment of the eight (8) remaining installments will be paid to the Participant in each of the eight (8) consecutive months of January following the first January payment. If the employment of the Participant described in the previous sentence is terminated in the month of September, the first installment of the ten (10) consecutive annual installments to be paid to the Participant will be paid in the month of April of the calendar year following the calendar year in which the Participant’s employment was terminated and the second installment of the ten (10)

consecutive annual installments will be paid to the Participant in the month of January of the second calendar year following the calendar year in which the Participant’s employment is terminated.

(c)    If a Participant’s employment with the Employer is terminated as a result of his death or Disability and, as of the date the Participant’s employment with the Employer is terminated, the value of the Participant’s Account (as determined pursuant to Section 7.01(a) hereof) is greater than the applicable dollar amount provided for under Section 402(g)(1)(B) of the Code, as adjusted by the Secretary of the Treasury; then the value of the portion of the Participant’s Account attributable to each Plan Year shall be distributed, in the case of the Participant’s Disability, to the Participant and, in the case of the Participant’s death, to the Participant’s Beneficiary in one lump sum payment or in five (5) or ten (10) consecutive annual installments, whichever form of distribution of such Account has been elected by the Participant with respect to such Plan Year. In connection with the foregoing, if the Participant has elected to receive the value of the portion of his Account attributable to a Plan Year in one lump sum payment and the value of the Participant’s Account (as determined pursuant to Section 7.01(a)) is greater than the applicable dollar amount provided for under Section 402(g)(1)(B) of the Code, as adjusted by the Secretary of the Treasury, the value of such portion of the Participant’s Account shall be distributed, in the case of the Participant’s Disability, to the Participant and, in the case of the Participant’s death, to the Participant’s Beneficiary in one lump sum payment in the first calendar month following the end of the ninety (90) day period which begins on the date of the Participant’s death or Disability. If the Participant has elected to receive payment of the value of the portion of his Account attributable to a Plan Year in five (5) or ten (10) consecutive annual installments, and the value of the Participant’s Account (as determined pursuant to Section 7.01(a) hereof) is greater than the applicable dollar amount provided for under Section 402(g)(1)(B) of the Code, as adjusted by the Secretary of the Treasury, the first installment in any such series of installment payments shall be paid, in the case of the Participant’s Disability, to the Participant and, in the case of the Participant’s death, to the Participant’s Beneficiary in the first calendar month occurring after the end of the ninety (90) day period beginning on the date of the Participant’s death or Disability and each of the remaining consecutive annual installments shall be paid, in the case of the Participant’s Disability, to the Participant and, in the case of the Participant’s death, to the Participant’s Beneficiary in each January following the date the first installment of the series of installment payments is paid.

7.05    Distribution of Small Amounts.

(a)     Application of Participant’s Distribution Election. Notwithstanding any other provision of the Plan, a Participant’s Account shall be distributed in the manner elected by the Participant, as provided in Section 7.04, regardless of the value of the Participant’s Account, unless the Committee is permitted to exercise its discretion, and does exercise its discretion, to distribute a portion of the Participant’s Account in a lump sum in accordance with Section 7.05(b) or (c).

(b)    Immediate Distribution of Account Attributable to Participant Deferrals. In the event that the portion of a Participant’s Account attributable to compensation deferred at the election of the Participant under Article 3, when aggregated with the Participant’s interest in all agreements, methods, programs, or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treas. Reg. §1.409A-1(c)(2)(i)(A), may be immediately distributed at the election of the Company in accordance with Treas. Reg. §1.409A-3(j)(4)(v), and the Committee determines in its discretion to require such immediate distribution, that portion of the Participant’s Account shall be distributed in a lump sum within 30 days after the Committee has made such determination.

(c)     Immediate Distribution of Account Attributable to Matching Contributions. In the event that the portion of a Participant’s Account attributable to matching allocations made by the Company under Article 4, when aggregated with the Participant’s interest in all agreements, methods, programs, or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treas. Reg. §1.409A-1(c)(2)(i)(B), may be immediately distributed at the election of the Company in accordance with Treas. Reg. §1.409A-3(j)(4)(v), and the Committee determines in its discretion to require such immediate distribution, that portion of the Participant’s Account shall be distributed in a lump sum within 30 days after the Committee has made such determination.

7.06    Determination of Amounts of Lump Sums and Installments. For purposes of determining the amount of any lump sums payable pursuant to Section 7.04 or Section 7.05 hereof, the amount to be distributed to any Participant shall be equal to the value of the Participant’s Account determined as of the day immediately preceding the date the payment is to be paid to the Participant. For purposes of determining the amount of any installments to be paid pursuant to the provisions of Section 7.04 hereof, the amount of each installment to be paid to a Participant shall be equal to the value of the Participant’s Account determined as of the day immediately preceding the date the installment is to be paid, divided by the total number of annual installments remaining to be paid to the Participant.

7.07    Payment of Account. (a)    The installments required to be distributed to a Participant pursuant to Section 7.04, including any amounts to be paid to Beneficiaries, shall be paid in one payment at the time described in the applicable Section, in cash, less the amount of any withholding taxes due with respect to any such payment.

(b)    The amount of any lump sum required to be distributed to a Participant pursuant to Section 7.04 or Section 7.05, including amounts required to be distributed to the Beneficiary of a Participant, shall be paid in one lump sum payment, in cash, less the amount of any withholding taxes due with respect to any such payment.

7.08    Distribution on a Change in Control. Upon the occurrence of a Change in Control in connection with which, Participants are entitled to receive a distribution of their Accounts (as determined pursuant to Section 7.01(b) hereof) each Participant shall be paid an amount equal to the value of the Participant’s Account, determined as of the date the Change in Control occurs, which value, with respect to Matching Units and Restricted Units credited to the Participant’s Account shall be equal to the number of Restricted Units and the number of Matching Units credited to the Participant’s Account as of the date the Change in Control which results in the Participant’s entitlement to receive a distribution of his Account occurs, multiplied by the Fair Market Value of a Share, determined as of the business day immediately preceding the date such Change in Control occurs, less any applicable withholding taxes. Upon the occurrence of a Change in Control which results in the Participant being entitled to receive a distribution of the value of his Account, the amount required to be paid to a Participant shall be paid to the Participant in cash in one lump sum payment on the date the Change in Control occurs.

7.09    Distributions on Death. Except to the extent otherwise specifically provided in the foregoing provisions of this Article 7, any payment or distribution required to be made to a Participant under the terms of this Plan shall, in the event of the death of the Participant, be paid to the Participant’s Beneficiary at the same time and in the same manner as the payments would have been made to the Participant if he had not died.

7.10    Special Provisions Applicable to Canadian Residents. (a) Under the provisions of the Income Tax Act (Canada) and the Income Tax Regulations made thereunder (including Regulation Section 6801(d))(hereinafter referred to as the “Canadian Tax Rules”), the deferral of taxation which is contemplated to be provided by the Plan will not be available to Participants who are Canadian residents if and to the extent that such Participants have the right to receive payment of amounts attributable to the Award: (1) prior to the death, retirement or termination of employment of the Participant; or (2) after the end of the calendar year following the calendar year in which the death, retirement or termination of employment occurs. In connection with the foregoing, notwithstanding anything to the contrary contained in this Plan, if and to the extent that a Participant in the Plan is a Canadian resident, the Participant (1) shall not be entitled to receive payment of any amounts credited to such Participant’s Account unless and until such Participant has incurred a termination of his employment; and (2) shall not be permitted to receive or to elect to receive payment of the amounts credited to such Participant’s Account in any form or time of payment other than the lump sum form and time of payment provided for by the Plan. For the avoidance of doubt, the requirement that Participants who are Canadian residents incur a termination of employment as a condition to their entitlement to receive payment of amounts accrued for their benefit under the terms of the Plan shall be deemed and construed to supersede the provisions of the Plan which provide for payment of amounts accrued for the benefit of Participants upon the occurrence of a Change in Control and, as a consequence, following the occurrence of a Change in Control, Participants who are Canadian residents shall not be entitled to receive payment of amounts accrued for their benefit under the Plan until they have incurred a termination of their employment. Further, notwithstanding anything to the contrary in this Plan, Accounts of Participants who are Canadian residents shall be notionally invested in Restricted Units and not in any of the other Investment Alternatives available under the Plan.

(b)    This Section 7.10(b) shall only apply in respect of the Account of a Participant for whom distribution from the Account is subject to U.S. taxation and who would also be liable to tax in respect of such payment, if made as otherwise provided, under the Canadian Tax Rules:

(i)    If a payment in respect of an Account would be required to be made at any time and such payment would, if made, comply with the Canadian Tax Rules but would otherwise violate the requirements of Section 409A, then, notwithstanding any other provision of the Plan and this Section 7.10:

(A)    unless the Committee determines that payments in respect of the Account can be made in some other manner and at such other time in compliance with the Canadian Tax Rules and Section 409A, the Participant shall immediately forfeit the Account (for the avoidance of doubt, without compensation therefor in any manner whatsoever), and

(B)    where the Account is not forfeited as provided in paragraph (A) above, amounts shall thereafter be paid in the manner and at such time as the Committee determines is in compliance with the Canadian Tax Rules and Section 409A.

(ii)    If a payment in respect of an Account is otherwise required to be made at any time and such payment would, if made, comply with Section 409A but would violate the Canadian Tax Rules, then, notwithstanding any other provision of the Plan and this Section 8.10,

(A)    unless the Committee determines that payment in respect of the Account can be made in some other manner and at such other time in compliance with Section 409A without violating the Canadian Tax Rules, such payment shall be made to a trustee to be held in trust for the benefit of the Participant in a manner that causes the payment to be included in the Participant’s U.S. taxable income under the Code and does not violate the Canadian Tax Rules, and amounts shall thereafter be paid out of the trust for the benefit of the Participant at such time and in such manner as complies with the requirements of the Canadian Tax Rules, and

(B)    where an amount is not paid to a trustee as provided in paragraph (A) above, amounts shall thereafter be paid in the manner and at such time as the Committee determines is in compliance with Section 409A without violating the Canadian Tax Rules.

ARTICLE 8.
ADMINISTRATION

8.01    The Committee. Except as provided in Section 1.17 hereof with respect to Executive Officers, the Committee shall consist of the Company’s Chief Executive Officer and two (2) additional senior level management employees of the Company, selected by the Chief Executive Officer and employed in a position which is at the director level or any more senior position, which Committee shall be the administrative committee which administers the Plan as the plan administrator. The employees of the Company who are designated as being a member of the Committee for purposes of administering the Plan for Eligible Employees who are not Executive Officers or non-Employee Directors may be changed by the Chief Executive Officer of the Company in his discretion.

8.02    General Duties and Responsibilities. The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. Any interpretation, construction or determination made in good faith shall be final and conclusive. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of this Plan.

8.03    Allocation and Delegation of Responsibilities. The Committee may engage agents, including, but not limited to a Recordkeeper, to assist it in carrying out the ministerial, clerical and recordkeeping portion of its administrative functions hereunder. The Committee members are expressly authorized to allocate among themselves and/or delegate to other named persons or parties, any ministerial, clerical and recordkeeping responsibilities of the Committee relating to the administration of the Plan.

8.04    Records, Reporting and Disclosure. The Committee shall maintain all the records necessary for the administration of the Plan. The Committee shall also be responsible for preparing and filing such annual reports and tax forms as may be required by law. The Committee shall furnish and/or make available for inspection by each Participant covered under the Plan and to each Beneficiary who is entitled to receive benefits under the Plan, such information and reports as may be required by law.

8.05    Expenses and Compensation. The expenses necessary to administer the Plan shall be borne by the Company. Expenses include, but are not limited to, those involved in retaining necessary professional assistance from an attorney, an accountant or an actuary. The Company shall furnish the Committee with such ministerial, clerical and other administrative assistance as is necessary in the performance of its duties.

8.06    Information from the Company. To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants that are Eligible Employees, their employment, their retirement, death, disability or termination of employment, and such other pertinent facts as the Committee may require. The Committee is entitled to rely on such information as is supplied by the Company and shall have no duty or responsibility to verify such information.

8.07    Multiple Signatures. In the event that more than one person has been duly nominated to serve on the Committee, one signature may be relied upon by any interested party as conclusive evidence that the Committee has duly authorized the action therein set forth and as representing the will of and binding upon the whole Committee. No person receiving such documents or written instructions and acting in good faith and in reliance thereon shall be obliged to ascertain the validity of such action under the terms of this Plan. The Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting.

8.08    General Fiduciary Liability. The Company, its Board of Directors, the Committee and each member of the Committee shall not be liable for any actions taken or omitted by any of them except for such acts involving gross negligence or willful misconduct of the party to be charged. Nothing contained in this Section 8.08 shall be deemed to release, discharge or otherwise limit the liability of the Company, and any successor in interest to the Company for payment to Participants of the amounts described in this Plan.

ARTICLE 9.
AMENDMENT AND TERMINATION

9.01    Amendment. The Board of Directors of the Company shall have the right at any time and from time to time, without the consent of any Participant or Beneficiary, to amend, in whole or in part, any or all of the provisions of this Plan. Notwithstanding the foregoing, no amendment to the Plan shall be effective to the extent that it has the effect of decreasing the value of a Participant’s Account determined as of the date any such amendment is adopted or to the extent it has the effect of depriving any Participant or the Beneficiary of any Participant of any amount which, as of the date such amendment is adopted, has irrevocably become payable (whether immediately or in the future) to such Participant or Beneficiary under the terms of this Plan as in effect on the day immediately preceding the date on which such amendment is executed.

9.02    Termination. Subject to the limitation on the right to amend this Plan contained in Section 9.01 hereof, the Company, by action of its Board of Directors shall have the right at any time to discontinue its allocations hereunder and to terminate this Plan. Upon termination of this Plan, any amounts payable to any Participants or Beneficiaries at the time this Plan is terminated shall continue to be payable to such Participants or Beneficiaries as provided for by this Plan.

ARTICLE 10.
MISCELLANEOUS

10.01    No Rights Created by Plan - Terms of Employment Not Affected. Neither the establishment of the Plan nor any modification hereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant, Beneficiary or other person any legal or equitable right against the Company, his Employer or any officer or Employee thereof or the Committee, except as herein provided. For the avoidance of doubt, the Company is not and shall not under any circumstances be obligated to pay any portion of a Participant’s Account to any person, firm, corporation or other entity other than, in the case of the death of a Participant, to the Participant’s Beneficiary. In addition, under no circumstances shall participation in this Plan by an Employee constitute a contract of continuing employment or in any manner obligate the Employer to continue the services of an Employee.

10.02    Participants Rights Unsecured. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any distributions hereunder. The rights of a Participant or his Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company and neither the Participant nor his Beneficiary shall have any rights in or against any specific assets of the Company.

10.03    No Guaranty of Benefits. This Plan has been established, in part, to provide for the deferral of compensation of a select group of highly compensated Employees of the Company. This Plan is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Nothing contained in this Plan shall be deemed to constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay the benefits hereunder.

10.04    Benefits Non-Assignable. No benefit which shall be payable to any person under this Plan, (including a Participant or his Beneficiary), shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Committee, except to such extent as may be required by law.

10.05    Provisions of Plan Considered an Award under the 2018 Equity Incentive Plan. This Plan provides for the issuance to Employees of the Company and its Affiliates of Matching Units which are Restricted Units within the meaning of the Gibraltar Industries, Inc. 2018 Equity Incentive Plan, which plan was adopted by the Compensation Committee of the Board of Directors and became effective on May 4, 2018. In addition, this Plan provides Participants the opportunity to direct that a portion of their Deferral Account will, hypothetically, be invested in Restricted Units. Accordingly, this Plan shall be deemed to be an Award Instrument with respect to those provisions of this Plan which: (a) provide Participants the opportunity to direct that a portion of their respective Deferral Accounts will be, hypothetically, invested in Restricted Units; (b) relate to the granting of Matching Units to Participants and (c) relate to the rights of Participants to receive payment of amounts attributable to Restricted Units and Matching Units.

10.06    Construed Under Applicable Federal Law and New York Law. This Plan shall be construed according to applicable Federal Law and the laws of the State of New York and all provisions hereof shall be administered according to such laws.

10.07    Masculine Gender to Include Feminine; Singular to Include Plural. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

10.08    Headings No Part of Plan. Heading of sections and subsections of this Plan are inserted for convenience of reference only. They constitute no part of this Plan are not to be construed in the construction hereof.

10.09    Effective Date. The terms of this Plan shall become effective November 1, 2018. Notwithstanding the fact that this Plan is effective November 1, 2018, Eligible Employees shall not be permitted to defer any portion of their Base Salary or Bonus for the Plan Year ending November 31, 2018, and, subject to the provisions of this Plan, the right of Eligible Employees to defer their receipt of any portion of their Base Salary and Bonus as contemplated by this Plan shall be effective for the Plan Year beginning January 1, 2019 and for each Plan Year thereafter.

10.10    Counterparts. This Plan may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same Plan and may be sufficiently evidenced by any one counterpart.

10.11    409A Savings Clause. If and to the extent that any provision of this Plan would result in the payment or deferral of compensation in a manner which does not comply with the provisions of Section 409A of the Code and the Treasury regulations promulgated thereunder, such provisions shall, to the maximum extent possible, be construed and interpreted in a manner which will cause such provisions to be implemented in a manner which complies with the applicable requirements of Section 409A and the Treasury regulations promulgated thereunder so as to avoid subjecting any Participant to taxation under Section 409A(a)(i)(A) of the Code. In addition, for purposes of Section 409A, each installment payment provided under this Plan shall be treated as a separate payment and, any payments to be made under this Plan upon a termination of employment shall only be made if such termination of employment constitutes a "separation from service" under Section 409A.

IN WITNESS WHEREOF, the Gibraltar Industries, Inc. has caused this Plan to be executed as of the 1st day of November, 2018.

GIBRALTAR INDUSTRIES, INC.

By:	/s/ Cherri L. Syvrud
Senior Vice President Human Resources
and Organizational Development

APPENDIX TO MANGEMENT STOCK PURCHASE PLAN
APPLICABLE TO CANADIAN RESIDENTS

This Appendix applies to, and, effective as of November 1, 2018, shall be deemed and construed to be a part of and shall be attached at the end of the Gibraltar Industries, Inc. 2018 Management Stock Purchase Plan, as amended (the Gibraltar Industries, Inc. 2018 Management Stock Purchase Plan, effective as of November 1, 2018, being hereinafter the “Plan”). The provisions of the Plan applicable to the awarding of Matching Units and the hypothetical acquisition by Participants of Restricted Units are to be treated an instrument which evidences the grant of awards under the terms of the Gibraltar Industries, Inc. 2018 Equity Incentive Plan (hereinafter the “Omnibus Plan”). Capitalized terms used but not otherwise defined in this Appendix shall have the meaning ascribed to such terms by the Omnibus Plan.

Section 11.06 of the Omnibus Plan provides the Committee the authority to modify the terms and conditions of Awards granted to Eligible Persons in order to comply with or obtain any exemptions from the applicability of local laws and regulations of foreign countries applicable to Eligible Persons. Under the provisions of the Income Tax Act (Canada) and the Income Tax Regulations made thereunder (including Regulation Section 6801(d))(in this Appendix, referred to as the “Canadian Tax Rules”), the deferral of taxation which is contemplated to be provided by the Plan will not be available to Participants (as defined in the Plan) who are Canadian residents if and to the extent that such Participants have the right to receive payment of amounts attributable to the Award: (1) prior to the death, retirement or termination of employment of the Participant; or (2) after the end of the calendar year following the calendar year in which the death, retirement or termination of employment occurs.

In connection with the foregoing, notwithstanding anything to the contrary contained in the Plan, if and to the extent that a Participant in the Plan is a Canadian resident, the Participant (1) shall not be entitled to receive payment of any amounts credited to such Participant’s Account unless and until such Participant has incurred a termination of his employment; and (2) shall not be permitted to receive or to elect to receive payment of the amounts credited to such Participant’s Account in any form or time of payment other than the lump sum form and time of payment provided for by the Plan. For the avoidance of doubt, the requirement that Participants who are Canadian residents incur a termination of employment as a condition to their entitlement to receive payment of amounts accrued for their benefit under the terms of the Plan shall be deemed and construed to supersede the provisions of the Plan which provide for payment of amounts accrued for the benefit of Participants upon the occurrence of a Change in Control (as defined in the Plan) and, as a consequence, following the occurrence of a Change in Control, Participants who are Canadian residents shall not be entitled to receive payment of amounts accrued for their benefit under the Plan until they have incurred a termination of their employment.

Special Provision for Dual Taxpayers

This Section shall only apply in respect of the Account of a Participant for whom distribution from the Account is subject to U.S. taxation and the who would be also liable to tax in respect of such payment, if made as otherwise provided, under the Canadian Tax Rules:

(a)    If a payment in respect of an Account would be required to be made at any time and such payment would, if made, comply with the Canadian Tax Rules but would otherwise violate the requirements of Section 409A, then, notwithstanding any other provision of the Plan and this Appendix:

(i)    unless the Committee determines that payments in respect of the Account can be made in some other manner and at such other time in compliance with the Canadian Tax Rules and Section 409A, the Participant shall immediately forfeit the Account (for the avoidance of doubt, without compensation therefor in any manner whatsoever), and

(ii)    where the Account is not forfeited as provided in paragraph (i) above, amounts shall thereafter be paid in the manner and at such time as the Committee determines is in compliance with the Canadian Tax Rules and Section 409A.

(b)    If a payment in respect of an Account is otherwise required to be made at any time and such payment would, if made, comply with Section 409A but would violate the Canadian Tax Rules, then, notwithstanding any other provision of the Plan and this Annex A,

(i)    unless the Committee determines that payment in respect of the Account can be made in some other manner and at such other time in compliance with Section 409A without violating the Canadian Tax Rules, such payment shall be made to a trustee to be held in trust for the benefit of the Participant in a manner that causes the payment to be included in the Participant’s U.S. taxable income under the Code and does not violate the Canadian Tax Rules, and amounts shall thereafter be paid out of the trust for the benefit of the Participant at such time and in such manner as complies with the requirements of the Canadian Tax Rules, and

(ii)    where an amount is not paid to a trustee as provided in paragraph (i) above, amounts shall thereafter be paid in the manner and at such time as the Committee determines is in compliance with Section 409A without violating the Canadian Tax Rules.

IN WITNESS WHEREOF, Gibraltar Industries, Inc. has caused this Appendix to be executed this 1st day of November, 2018.

GIBRALTAR INDUSTRIES, INC.

By:	/s/ Cherri L. Syvrud
Senior Vice President Human Resources
and Organizational Development